Exhibit 10.4

AMENDMENT NO. 3 TO TERM LOAN AGREEMENT

THIS AMENDMENT NO. 3 TO TERM LOAN AGREEMENT, dated as of November 2, 2020 (this “Agreement”), is made among Dynavax Technologies Corporation, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto, the Lenders party hereto and CRG Servicing LLC, as administrative agent and collateral agent (in such capacities, “Agent”), with respect to the Loan Agreement referred to below.

RECITALS

WHEREAS, the Borrower, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Agent are parties to that certain Term Loan Agreement, dated as of February 20, 2018, as amended by that certain Waiver and Amendment, dated as of November 20, 2018, that certain Amendment No. 2 to Term Loan Agreement and Fee Letter, dated as of August 7, 2019 and effective as of August 7, 2019, that certain Consent, dated as of April 21, 2020 and that certain Consent, dated as of July 31, 2020 (as further amended, amended and restated, modified or otherwise supplemented from time to time, the “Loan Agreement”); and

WHEREAS, the parties hereto desire to amend the Loan Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1.Definitions; Interpretation.

(a)Terms Defined in Loan Agreement. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2.Amendment. Subject to Section 3, Section 10.02 of the Loan Agreement is hereby amended and restated to read, in its entirety, as follows:

10.02Minimum Revenue. Obligors shall have annual consolidated Revenue from sales of products (excluding upfront payments, milestones and other similar one-time payments received by any Obligor or any of its Subsidiaries) (for each respective calendar year, the “Minimum Required Revenue”):

(a)during the twelve month period beginning on July 1, 2019, of at least $30,000,000;

(b)[intentionally deleted];

(c)during the twelve month period beginning on July 1, 2021, of at least $75,000,000;

(d)during the twelve month period beginning on July 1, 2022, of at least $100,000,000.

(e)[intentionally deleted].

SECTION 3.Conditions to Effectiveness. The effectiveness of Section 2 shall be subject to the satisfaction of each of the following conditions precedent:

(a)Agent shall have received, in form and substance reasonably satisfactory to it and Lenders, counterparts of this Agreement duly executed by Borrower, Agent and the Majority Lenders.

(b)The Borrower shall have paid or reimbursed Agent and Lenders for their reasonable out of pocket costs and expenses incurred in connection with this Agreement, including their reasonable and documented out of pocket legal fees and costs, pursuant to Section 13.03(a)(i)(z) of the Loan Agreement.

(c)The representations and warranties in Section 4 shall be true in all material respects on the date hereof and on the date on which each of the foregoing conditions is satisfied.

SECTION 4.Representations and Warranties. Each Obligor hereby represents and warrants to Agent and each Lender as follows:

(a)Such Obligor has full power, authority and legal right to make and perform this Agreement and the Loan Agreement, as modified by this Agreement (the “Amended Loan Agreement”). Each of this Agreement and the Amended Loan Agreement is within such Obligor’s corporate or equivalent powers and has been duly authorized by all necessary corporate or equivalent action and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by such Obligor and each of this Agreement and the Amended Loan Agreement constitutes legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each of this Agreement and the Amended Loan Agreement (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of such Obligor and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon any Obligor or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

(b)No Default has occurred and is continuing or will result after giving effect to this Agreement.

(c)There has been no Material Adverse Effect since the date of the Loan Agreement.

(d)The representations and warranties made by or with respect to such Obligor in Section 7 of the Loan Agreement are true in all material respects (and, in all respects, for such representations and warranties that are by their terms already qualified as to materiality, material adverse effect or similar language), taking into account any changes made to schedules updated in accordance with Section 7.20 of the Loan Agreement, except that such representations and warranties that refer to a specific earlier date were true in all material respects on such earlier date (and, in all respects, for such representations and warranties that are by their terms already qualified as to materiality, material adverse effect or similar language).

SECTION 5.Reaffirmation. Each Obligor hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Agreement, except as expressly provided herein. By executing this Agreement, each Obligor acknowledges that it has read, consulted with its attorneys regarding, and understands, this Agreement.

SECTION 6.Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b)Submission to Jurisdiction. Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the nonexclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 6 is for the benefit of Lenders and the Agent only and, as a result, neither the Agent nor any Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, Agent and Lenders may take concurrent proceedings in any number of jurisdictions.

(c)Waiver of Jury Trial. EACH OBLIGOR, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO

THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 7.No Actions, Claims, Etc. Each Obligor acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against any Secured Party, in any case, arising from any action or failure of any Secured Party to act under any Loan Document on or prior to the date hereof, or of any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to Secured Party under any Loan Document. Each Obligor unconditionally releases, waives and forever discharges (a) any and all liabilities, obligations, duties, promises or indebtedness of any kind of Agent or any Lender to such Obligor, except the obligations required to be performed by Agent or any Lender under the Loan Documents on or after the date hereof, and (b) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Obligor might otherwise have against any Secured Party in connection with the Loan Documents or the transactions contemplated thereby, in the case of each of clauses (a) and (b), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind. Each Obligor acknowledges that it may discover facts or law different from, or in addition to, the facts or law that it knows or believes to be true with respect to the claims released in this Section 7 and agrees, nonetheless, that this release shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them. Each Obligor expressly acknowledges and agrees that all rights under Section 1542 of the California Civil Code are expressly waived. That section provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

SECTION 8.Miscellaneous.

(a)No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents (including, without limitation, all such rights, privileges and remedies with respect to any Default, Event of Default or Material Adverse Effect, whether or not communicated to Lenders or Agent). Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect.  All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as modified hereby.

(b)Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)Headings. Headings and captions used in this Agreement (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d)Integration. This Agreement constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e)Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.  Receipt by facsimile or other electronic transmission of any executed signature page to this Agreement shall constitute delivery of such signature page.

(f)Controlling Provisions. In the event of any inconsistencies between the provisions of this Agreement and the provisions of any other Loan Document, the provisions of this Agreement shall govern and prevail.

(g)Loan Document. This Agreement is a Loan Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

DYNAVAX TECHNOLOGIES CORPORATION

By:	/s/ Michael Ostrach
Name:	Michael S. Ostrach
Title:	Senior Vice President

[Signature Page to Amendment No. 3]

AGENT:

CRG SERVICING LLC

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

LENDERS:

CRG ISSUER 2017-1

By:	CRG SERVICING LLC,
acting by power of attorney

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

CRG PARTNERS III (CAYMAN) UNLEV AIV 1 L.P.

By:	CRG PARTNERS III (CAYMAN) GP L.P.,
its General Partner

	By:	CRG PARTNERS III GP LLC,
its General Partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

Witness:	/s/ Nicole Nesson
Name:	Nicole Nesson

[Signature Page to Amendment No. 3]

CRG PARTNERS III-PARALLEL FUND “A” L.P.

By:	CRG PARTNERS III-PARALLEL FUND “A” GP L.P.,
its General Partner

	By:	CRG PARTNERS III GP LLC,
its General Partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

[Signature Page to Amendment No. 3]